Exhibit 10.24

FIRST AMENDMENT TO THE

PRODUCT MANUFACTURING & SUPPLY AGREEMENT

THIS FIRST AMENDMENT TO THE PRODUCT MANUFACTURING & SUPPLY AGREEMENT IS ENTERED INTO AS OF SEPTEMBER 3, 2009.

BETWEEN :	SANOFI-AVENTIS CANADA INC., having its head office and principal place of business at 2150 St-Elzear Boulevard West, Laval, Quebec, Canada H7L 4A8 ,

(hereinafter referred to as "sanofi-aventis")

AND:	CANCER PREVENTION PHARMACEUTICALS, LLC, having its place of business at 1780 West Sunset Road, Tucson, Arizona, United States 85704

(hereinafter referred to as the "CPP")

WHEREAS sanofi-aventis and CPP entered into a Product Manufacturing & Supply Agreement dated June 30, 2009 whereby sanofi-aventis provides optimization services for the tablet formulation containing 250mg of DFMO, manufactures DFMO to support CPP's clinical research program and thereafter manufactures and supplies commercial quantities of DFMO to CPP for commercialization in the Field (hereinafter the "Agreement") ; and

WHEREAS , sanofi-aventis and CPP wish to amend the Agreement as of the first date mentioned above.

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1.	Section 1.1 paragraph (k) is hereby deleted in its entirety and is replaced with the following:

'"'Clinical Product" means a dose of DFMO (either in tablet form and/or in any other pharmaceutical dosage form) for clinical study purposes, manufactured in accordance with the Specifications."

2.	Section 1.1 paragraph (m) is hereby deleted in its entirety and is replaced with the following:

""Commercial Product" means a 250 mg tablet of DFMO (or any other pharmaceutical dosage form of DFMO) for commercial purposes manufactured in accordance with the Specifications."

3.	Section 6.14 Payment Terms is hereby amended by adding the following terms and conditions at the complete end of Section 6.14:

"Notwithstanding Section 6.14, the Parties may, in exceptional circumstances, change the terms regarding payment and delivery of Product, on a project-by- project basis for a given project, such revised terms to be agreed upon by the Parties and to be confirmed in the Purchase Order pertaining to such project."

4.	Section 12.2 · No Publicity is hereby amended by adding the following terms and conditions immediately prior to the last sentence of the Section:

"For the sake of greater clarity, it is understood that CPP may be required to disclose certain elements of this Agreement to potential investors, such disclosure to be done in accordance with Applicable Law and in particular with Securities and Exchange Commission requirements."

5.	All other terms and conditions of the Agreement shall remain in full force and effect.

7.	This First Amendment shall be governed and construed in accordance with the laws of the Province of Quebec, Canada.

8.	Notwithstanding the date of the actual signature, this First Amendment shall be effective as of the day and year first set forth above.

9.	The parties hereto acknowledge that they have required that this First Amendment be drafted in English. Les parties aux presentes reconnaissent avoir exige que cette convention soit redigee en anglais.

IN WITNESS WHEREOF , the parties have caused this First Amendment to the Product Manufacturing & Supply Agreement to be executed in duplicate originals by their duly representatives as of the first date mentioned above.

SANOFI-AVENTIS CANADA INC.		Cancer Prevention Pharmaceuticals, LLC

By:	/s/ Hugh O’Neill	By:	/s/ Jeffrey Jacob

Name:	Hugh O’Neill	Name:	Jeffrey Jacob

Title:	President and CEO	Title:	CEO

Date:	3/15/10	Date:	1/29/10

By:	/s/ Axel Risse

Name:	Axel Risse

Title:	Vice-President, Finance,
Administration and Supply Chain

Date:	10/3/10